As filed with the Securities and Exchange Commission on February 10, 2000
                                                      Registration No. 333-00187
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------
                                   FORM S-8
                        POST EFFECTIVE AMENDMENT NO. 1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------
                                MGM GRAND, INC.
              (Exact name of registrant specified in its charter)

         Delaware                                           88-0215232
-----------------------------                         ----------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                        3799 Las Vegas Boulevard South
                           Las Vegas, Nevada 89109
                   (Address of Principal Executive Offices,
                              including zip code)

                         ----------------------------
             MGM GRAND, INC. 1997 NONQUALIFIED STOCK OPTION PLAN
               MGM GRAND, INC. 1997 INCENTIVE STOCK OPTION PLAN

                           (Full title of the plans)

                         ----------------------------
                                SCOTT LANGSNER
                              Secretary/Treasurer
                                MGM GRAND, INC.
                        3799 Las Vegas Boulevard South
                           Las Vegas, Nevada 89109
                                (702) 891-3333
(Name, address and telephone number, including area code  of agent for service)
                    --------------------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================
 Title of           Amount to be   Proposed        Proposed        Amount of
 securities to be   registered     maximum         maximum         registration
 registered                        offering price  aggregate       fee
                                   per share       offering price
--------------------------------------------------------------------------------

Common Stock,       2,500,000      $28.4375        $71,093,750     $24,515.00(1)
par value $.01
================================================================================
(1)  Previously Paid
(2) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

                                      1-

                               EXPLANATORY NOTE
                               ----------------


     The sole purpose of this Amendment No. 1 to MGM Grand, Inc.'s Registration Statement on Form S-8 (File No. 333-00187) is to add footnote (2) to the cover page, which reads "(2) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions."

                                      2-

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 10, 2000.


                                MGM GRAND, INC.



                          By:  /s/ Scott Langsner
                             -------------------------
                                   Scott Langsner
                                Secretary/Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                          Title                    Date
     ---------                          -----                    ----

/s/ Daniel M. Wade         Co-Chief Executive Officer           February 10, 2000
-----------------------    and Director
Daniel M. Wade             (Co-Principal Executive Officer)


/s/ John T. Redmond        Co-Chief Executive Officer           February 10, 2000
-----------------------    and Director
John T. Redmond            (Co-Principal Executive Officer)


/s/ James J. Murren        President, Chief Financial Officer   February 10, 2000
-----------------------    and Director (Principal Financial
James J. Murren            and Accounting Officer)


/s/J. Terrence Lanni       Chairman of the Board                February 10, 2000
-----------------------
J. Terrence Lanni


/s/ Alex Yemenidjian       Director                             February 10, 2000
-----------------------
Alex Yemenidjian

                                      3-

/s/ James D. Aljian                Director            February 10, 2000
-----------------------
James D. Aljian

/s/ Fred Benninger                 Director            February 10, 2000
-----------------------
Fred Benninger


                                   Director            February   , 2000
-----------------------
Terry N. Christensen


/s/ Glenn A. Cramer                Director            February 10, 2000
-----------------------
Glenn A. Cramer


                                   Director            February   , 2000
-----------------------
Willie D. Davis


                                   Director            February   , 2000
-----------------------
Alexander M. Haig, Jr.


                                   Director            February   , 2000
-----------------------
Kirk Kerkorian


                                   Director            February   , 2000
-----------------------
Walter M. Sharp


                                   Director            February   , 2000
-----------------------
Jerome B. York

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